Amendments to the Declaration of Trust

On July 15, 2011, under Conformed Submission 485APOS, accession number, 0000930413-11-004780, a copy of the Form of Trustee Authorization to Establish Additional Series of
Shares of the TIAA-CREF Funds (the Trust), dated May
17, 2011, (the Authorization) was previously filed with the SEC as exhibit 99.(a)(13), to the Trusts Registration
Statement, and such document is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form N-SAR.
The Authorization established one new series of the Trust;
the Global Natural Resources Fund.

On September 23, 2011, under Conformed Submission 485APOS, accession number, 0000930413-11-006198, a copy of the Form of Trustee Authorization to Establish Additional Series of
Shares of the TIAA-CREF Funds (the Trust), dated
September 23, 2011, (the Authorization) was previously filed with the SEC as exhibit 99.(a)(13), to the Trusts
Registration Statement, and such document is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form
N-SAR. The Authorization established five new series of the Trust; Lifestyle Aggressive Growth Fund, Lifestyle
Growth Fund, Lifestyle Moderate Fund, Lifestyle
Conservative Fund and Lifestyle Income Fund.